Exhibit 99.1

PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION AS OF JULY 31, 2020

(UNAUDITED)

	(A)	(B)	Reflecting Actual Redemptions on September 11, 2020
	Diginex	JFK	Pro Forma Adjustments		Pro Forma Balance Sheet

ASSETS
Property, plant and equipment	$960,994	$-	$-		$960,994
Right-of-use assets	1,922,737	-	-		1,922,737
Software development	14,280,226	-	-		14,280,226
Financial assets at fair value through profit or loss	100,276	-	-		100,276
Financial assets at amortized cost	403,191	-	-		403,191
Prepayment, deposits and other receivables	53,840	-	-		53,840
Cash held in Trust Account	-	59,246,412	(59,246,412)	(1)	-
Non-current assets	17,721,264	59,246,412	(59,246,412)		17,721,264

Trade receivables	4,545	-	-		4,545
Prepayment, deposits and other receivables	4,257,057	72,879	(387,500)	(10)	3,942,436
Client assets	2,705,371	-	-		2,705,371
Amounts due from an associate	276,234	-	-		276,234
Amounts due from shareholders	24,724	-	-		24,724
Cash and cash equivalents	3,196,052	5,382	59,246,651	(1)	25,176,856
			(1,852,403)	(2)
			(472,597)	(3)
			(35,276,229)	(4)
			330,000	(8)

Current assets	10,463,983	78,261	21,587,922		32,130,166

TOTAL ASSETS	$28,185,247	$59,324,673	$(37,658,490)		$49,851,430

EQUITY
Ordinary shares, no par value; unlimited shares authorized; 2,442,594 shares (excluding 4,984,906 shares subject to possible redemption) issued and outstanding at July 31, 2020	$-	$6,237,441	$250,000,000	(5)	$283,169,991
			18,500,000	(6)
			5,990,000	(7)
			2,442,550	(9)

Share capital	54,726,575	-	(54,726,575)	(5)	-
Additional paid-in capital	-	-	14,572,831	(4)	(166,664,594)
			(196,510,850)	(5)
			(5,990,000)	(7)
			(222,050)	(9)
			21,485,475	(11)
Share-based payment reserve	26,327,185	-	-		26,327,185
Exchange fluctuation reserve	(313,316)	-	-		(313,316)
Accumulated earnings (deficit)	(89,826,227)	(1,237,425)	239	(1)	(108,453,391)
			(127,403)	(2)
			1,237,425	(5)
			(18,500,000)	(6)
Non-controlling interest	(343,776)	-	-		(343,776)

Total equity	(9,429,559)	5,000,016	38,151,642		33,722,099

LIABILITIES
Lease liabilities	148,488	-	-		148,488
Ordinary shares subject to possible redemption, 4,984,906 shares at redemption value at July 31, 2020	-	49,849,060	(49,849,060)	(4)	-

Deferred underwriters’ discount	-	1,725,000	(1,725,000)	(2)	-

Non-current liabilities	148,488	51,574,060	(51,574,060)		148,488

Other payables and accruals	11,693,996	471,681	(471,681)	(3)	11,329,870
			(364,126)	(11)

Due to related party	-	1,891,416	(916)	(3)	-
			330,000	(8)
			(2,220,500)	(9)
Convertible bond	21,121,349	-	(21,121,349)	(11)	-
Client liabilities	2,705,371	-	-		2,705,371
Due to Diginex	-	387,500	(387,500)	(10)	-
Amounts due to directors	63,285	-	-		63,285
Lease liabilities	1,882,317	-	-		1,882,317
Current liabilities	37,466,318	2,750,597	(24,236,072)		15,980,843

Total liabilities	37,614,806	54,324,657	(75,810,132)		16,129,331

TOTAL EQUITY AND LIABILITIES	$28,185,247	$59,324,673	$(37,658,490)		$49,851,430

Pro Forma Adjustments to the Unaudited Combined Statement of Financial Position

(A)	Derived from the unaudited consolidated statement of financial position of Diginex as of August 31, 2020.

(B)	Derived from the audited balance sheet of JFK as of July 31, 2020, as adjusted for the reclassification of JFK’s ordinary shares subject to redemption as non-current liabilities under IFRS due to the nature of the ordinary shares subject to redemption.

(1)	To reflect income earned from the trust account and the release of cash from investments held in the trust account.

(2)	To reflect payment of estimated other professional fees related to the Business Combination.

(3)	To record payment of payables.

(4)	To reflect actual redemption of 3,423,625 shares into cash by JFK stockholders on consummation of the Business Combination.

(5)	To reflect recapitalization of Diginex through the contribution of the share capital in Diginex to JFK, and the issuance of 25,000,000 ordinary shares and the elimination of the historical accumulated deficit of JFK, the accounting acquiree.

(6)	To reflect the issuance of 1,850,000 shares, valued at $10 per share, to service providers at Closing.

(7)	To reflect the issuance of 599,000 shares, valued at $10 per share, from the conversion of rights at Closing.

(8)	To reflect the issuance of unsecured promissory note to related parties.

(9)	To reflect the repayment of unsecured promissory note to related parties by issuing stock and rights that will automatically converted into stock at closing.

(10)	To reflect the elimination of the unsecured promissory note issued by JFK to Diginex upon closing.

(11)	To reflect the conversion of Diginex convertible bond and accrued interest at Closing.